UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2014 (June 17, 2014)

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	46-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Crescent Centre Drive, Suite 610 Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

5.125% Senior Notes Due 2022

On June 17, 2014, Acadia Healthcare Company, Inc., a Delaware corporation (the “Company”) and its subsidiary guarantors named therein (the “Guarantors”) entered into a Purchase Agreement pursuant to which it agreed to sell $300,000,000 in aggregate principal amount of its 5.125% senior notes due 2022 (the “5.125% Senior Notes due 2022”) to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Jefferies LLC and the several other initial purchasers named in Schedule 1 to the Purchase Agreement (the “Initial Purchasers”).

The offering of the 5.125% Senior Notes due 2022 is being made through a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”) and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Act. The Company intends to use the net proceeds to fund a portion of the purchase price for the planned acquisition of Partnerships in Care and the fees and expenses related to the transaction.

The description of the Purchase Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed as Exhibit 10 hereto and incorporated herein by reference.

Supplemental Indenture for 12.875% Senior Notes due 2018

On June 18, 2014, the Company announced that it has received the requisite consents in connection with its consent solicitation commenced on June 9, 2014 relating to an amendment (the “Amendment”) to the indenture, dated as of November 1, 2011, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee (the “Indenture”) governing its 12.875% Senior Notes due 2018 (the “12.875% Senior Notes due 2018”).

Following the receipt of the requisite consents from holders of the 12.875% Senior Notes due 2018, the Company executed a Supplemental Indenture dated as of June 17, 2014 effecting the Amendment (the “Supplemental Indenture”) and will pay a consent fee to the holders of the 12.875% Senior Notes due 2018 who consented to the Amendment. The Supplemental Indenture binds all holders of the notes and their transferees.

The Amendment increases the permitted Secured Leverage Ratio (as defined in the Indenture) contained in clause (29) of the definition of “Permitted Liens” in Section 1.01 of the Indenture from 3.0 to 1.0 to 3.5 to 1.0. The Amendment, as evidenced by the Supplemental Indenture, will enable the Company to incur additional secured indebtedness, thereby affording the Company greater financial flexibility.

The description of the Supplemental Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Supplemental Indenture, a copy of which is filed as Exhibit 4 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required, the information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The consent solicitation relating to the 12.875% Senior Notes due 2018 described in Item 1.01 above expired at 5:00 p.m., New York City time, on June 17, 2014 (the “Consent Expiration”). As of the Consent Expiration, the Company had received valid consents from the holders of $96,885,000 in aggregate principal amount of the 12.875% Senior Notes due 2018, representing 99.37% of the total aggregate principal amount of the 12.875% Senior Notes due 2018.

Item 8.01.	Other Events.

On June 17, 2014, the Company issued a press release announcing the pricing of its offering of $300 million aggregate principal amount of 5.125% Senior Notes due 2022. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

On June 17, 2014, the Company issued a press release announcing the closing of its previously announced offering of common stock. A copy of the press release is attached as Exhibit 99.2 to this Form 8-K.

On June 18, 2014, the Company issued a press release announcing that it had received the requisite consents to approve the amendment to the Indenture for the 12.875% Senior Notes due 2018. A copy of the press release is attached as Exhibit 99.3 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4	Supplemental Indenture, dated June 17, 2014, to Indenture, dated as of November 1, 2011, among the Company, the Guarantors named therein and U.S. Bank National Association, as Trustee

10	Purchase Agreement, dated June 17, 2014, by and among the Company, the Guarantors, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Jefferies LLC as representatives of the initial purchasers named therein.

99.1	Press release, dated June 17, 2014 relating to pricing of note offering

99.2	Press release, dated June 17, 2014 relating to closing of equity offering

99.3	Press release, dated June 18, 2014 relating to consent solicitation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: June 18, 2014	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

4	Supplemental Indenture, dated June 17, 2014, to Indenture, dated as of November 1, 2011, among the Company, the Guarantors named therein and U.S. Bank National Association, as Trustee

10	Purchase Agreement, dated June 17, 2014, by and among the Company, the Guarantors, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Jefferies LLC as representatives of the initial purchasers named therein.

99.1	Press release, dated June 17, 2014 relating to pricing of note offering

99.2	Press release, dated June 17, 2014 relating to closing of equity offering

99.3	Press release, dated June 18, 2014 relating to consent solicitation